Exhibit 99.1

Creative Media & Community Trust Corporation Reports 2023 First Quarter Results
Dallas—(May 2, 2023) Creative Media & Community Trust Corporation (NASDAQ and TASE: CMCT) (“we”, “our”, “CMCT”, or the “Company”), today reported operating results for the three months ended March 31, 2023.
First Quarter 2023 Highlights
Real Estate Portfolio
•Same-store office portfolio(2) was 83.6% leased.
•Executed 43,887 square feet of leases with terms longer than 12 months.
•Purchased two multifamily properties with a combined 621 units and two land parcels in Oakland for a combined purchase price of $282.9 million.
•Invested $6.6 million of equity in a newly formed joint venture that acquired a 75 unit multifamily building in Echo Park, Los Angeles.
•Sold an 80% interest in an office building in Los Angeles to co-investors for $34.4 million, retaining a 20% interest in the property through a newly formed joint venture which is converting two of the building’s three floors into luxury for-lease multifamily units.
Financial Results
•Redeemed all remaining shares of our Series L Preferred Stock in cash for a total cost of $83.8 million.
•Net loss attributable to common stockholders of $12.7 million, or $0.56 per diluted share.
•Funds from operations (“FFO”) attributable to common stockholders(3) was $(4.8) million, or $(0.21) per diluted share.
•Core FFO attributable to common stockholders(4) was $(1.3) million, or $(0.06) per diluted share.
Management Commentary
“We made significant strides in the first quarter growing our newer vintage, highly amenitized multifamily portfolio in high barrier-to-entry markets by acquiring interests in three properties totaling 696 units in the Bay Area and Los Angeles,” said David Thompson, Chief Executive Officer of Creative Media & Community Trust Corporation.

“We also advanced our asset-light growth strategy by partnering with three international institutional investors and starting the conversion of the unleased portion of one of our Los Angeles office buildings into luxury multifamily.

Finally, we created additional liquidity by raising net proceeds of $23.6 million from the sale of our Series A1 preferred stock and completing a securitization of our lending portfolio generating $43.3 million of net proceeds.”

First Quarter 2023 Results
Real Estate Portfolio
As of March 31, 2023, our real estate portfolio consisted of 25 assets, all of which were fee-simple properties, including two office properties (one of which is being partially converted into multifamily units) and one multifamily property which the Company has an ownership interest in through investments in unconsolidated joint ventures. The portfolio included 13 office properties totaling approximately 1.3 million of rentable square feet, three multifamily properties with a total of 696 units, seven development sites (two being used as parking lots), and one 503-room hotel with an ancillary parking garage.
Financial Results
Net loss attributable to common stockholders was $12.7 million, or $0.56 per diluted share of common stock, for the three months ended March 31, 2023, compared to a net loss attributable to common stockholders of $2.8 million, or $0.12 per diluted share of common stock, for the same period in 2022. The increase in net loss attributable to common stockholders was driven by the $7.0 million decrease in FFO discussed below as well as an increase in depreciation and amortization expense of $4.5 million, partially offset by a gain of $1.1 million recognized in connection with the sale of 80% of our interest in an office property during the three months ended March 31, 2023.
FFO attributable to common stockholders(3) was $(4.8) million, or $(0.21) per diluted share of common stock, for the three months ended March 31, 2023, a decrease of $7.0 million compared to $2.2 million, or $0.09 per diluted share of common stock, for the same period in 2022. The decrease in FFO was primarily attributable to an increase in non-lending segment interest expense of $3.9 million, an increase in transaction-related costs of $3.4 million (primarily related to transfer tax expenses in connection with the acquisition of two multifamily properties in Oakland, California during the three months ended March 31, 2023) and an increase in redeemable preferred stock dividends and redeemable preferred stock redemptions of $373,000 and $298,000, respectively. These were partially offset by an increase of $822,000 in segment net operating income (discussed in more detail below).
Core FFO attributable to common stockholders(4) was $(1.3) million, or $(0.06) per diluted share of common stock, for the three months ended March 31, 2023, compared to $2.3 million, or $0.10 per diluted share of common stock, for the same period in 2022. The decrease in Core FFO is attributable to the aforementioned changes in FFO, while not impacted by the increases in transaction-related costs (net of the noncontrolling interests’ proportionate share of such costs) and redeemable preferred stock redemptions as these are excluded from our Core FFO calculation.
Segment Information
Our reportable segments during the three months ended March 31, 2023 and 2022 consisted of three types of commercial real estate properties, namely, office, hotel and multifamily, as well as a segment for our lending business. Total segment net operating income (“NOI”)(5) was $13.0 million for the three months ended March 31, 2023, compared to $12.2 million for the same period in 2022.
Office
Same-Store
Same-store(2) office segment NOI(5) decreased to $6.9 million for the three months ended March 31, 2023, compared to $7.7 million in the same period in 2022, while same-store(1) office Cash NOI(6) excluding lease termination income decreased to $7.5 million for the three months ended March 31, 2023, compared to $7.7 million in the same period in 2022. The decrease in same-store(1) office Cash NOI(6) excluding lease termination income was primarily due to a decrease in rental revenue at an office property in Los Angeles, California and an office property in San Francisco, California, both as a result of decreased occupancy. The decrease in same-store(2) office segment NOI(5) was driven by the decrease in rental revenue at the two aforementioned properties, as well as a decrease in segment NOI related to an office property in Beverly Hills, California, where increases in cash rental rates at existing leases were negated by the impact of deferred rent adjustments and an increase non-reimbursable operating expenses.
At March 31, 2023, the Company’s same-store(2) office portfolio was 80.9% occupied, a decrease of 370 basis points year-over-year on a same-store(2) basis, and 83.6% leased, a decrease of 330 basis points year-over-year on a same-store(2) basis. The annualized rent per occupied square foot(7) on a same-store(2) basis was $56.88 at March 31, 2023 compared to $55.20 at March 31, 2022. During the three months ended March 31, 2023, the Company executed 28,445 square feet of leases with terms longer than 12 months at our same-store(2) office portfolio.
Total
Office Segment NOI(5) decreased to $6.8 million for the three months ended March 31, 2023, from $8.0 million for the same period in 2022. The decrease is primarily due to the decrease in same-store(2) office segment NOI(5) discussed above as well as a decrease in non-same-store(2) office Segment NOI(5) of $446,000 which was driven by a decrease in income from an unconsolidated office entity acquired in February 2022 due to an increase in mortgage interest expense and an unrealized loss related to the entity’s investment in real estate during the three months ended March 31, 2023.

Hotel
Hotel Segment NOI(5) increased to $4.1 million for the three months ended March 31, 2023, from $2.4 million for the same period in 2022, due to an increase in occupancy and average daily rate as a result of the hospitality industry continuing to recover from the impact of COVID-19.

	Three Months Ended March 31,
	2023	2022
Occupancy	80.6%	69.2%
Average daily rate(a)	$202.02	$173.14
Revenue per available room(b)	$162.85	$119.78
______________________
(a)Calculated as trailing 3-month room revenue divided by the number of rooms occupied.
(b)Calculated as trailing 3-month room revenue divided by the number of available rooms.
Multifamily
Our Multifamily Segment consists of two multifamily buildings located in Oakland, California as well as an investment in a multifamily building in the Echo Park neighborhood of Los Angeles, California through a 50% joint-venture partnership, all of which were acquired during the three months ended March 31, 2023. Our Multifamily Segment NOI(5) was $675,000 for the three months ended March 31, 2023. As of March 31, 2023, our Multifamily Segment was 80.7% occupied and the monthly rent per occupied unit(8) was $2,852.
Lending
Our lending segment primarily consists of our SBA 7(a) lending platform, which is a national lender that primarily originates loans to small businesses in the hospitality industry. Lending Segment NOI(5) was $1.4 million for the three months ended March 31, 2023, compared to $1.7 million for the same period in 2022. The decrease is due to an increase in allocated salary expenses and an increase in interest expense related to the issuance of new SBA 7(a) loan-backed notes in connection with the securitization that closed in March 2023, as well as lower revenues related to lower premium income as a result of lower loan sale volume during the three months ended March 31, 2023, compared to the three months ended March 31, 2022.
Debt and Equity
On March 9, 2023, we completed a securitization of the unguaranteed portion of certain of our SBA 7(a) loans receivable with the issuance of $54.1 million of unguaranteed SBA 7(a) loan-backed notes (with net proceeds of approximately $43.3 million, after payment of fees and expenses in connection with the securitization and the funding of a reserve account and an escrow account).
During the three months ended March 31, 2023, we issued 1,032,433 shares of Series A1 Preferred Stock for aggregate net proceeds of $23.6 million. Net proceeds represent gross proceeds offset by costs specifically identifiable to the offering, such as commissions, dealer manager fees and other offering fees and expenses. Additionally, during the three months ended March 31, 2023, we had net incremental borrowings of $122.0 million on our revolving credit facility.
As previously announced on December 23, 2022, we redeemed all remaining outstanding shares of our Series L Preferred Stock in cash on January 25, 2023 at its stated value of $28.37 per share. The total cost to complete the Series L Redemption, including transaction costs, was $83.8 million. Additionally, on January 25, 2023 we paid the accrued and unpaid dividends on the redeemed shares of Series L Preferred Stock through December 31, 2022 of $1.56 per share (or $4.6 million accrued and unpaid dividends in the aggregate).
Dividends
On March 20, 2023, we declared a quarterly cash dividend of $0.0850 per share of our common stock, which was paid on April 11, 2023.
On April 4, 2023, we declared a quarterly cash dividend of $0.34375 per share of our Series A Preferred Stock for the second quarter of 2023. The dividend will be payable as follows: $0.114583 per share to be paid on May 15, 2023 to Series A Preferred Stockholders of record on May 5, 2023; $0.114583 per share to be paid on June 15, 2023 to Series A Preferred Stockholders of record on June 5, 2023; and $0.114583 per share to be paid on July 17, 2023 to Series A Preferred Stockholders of record on July 5, 2023.
On April 4, 2023, we declared a quarterly cash dividend of of $0.442500 per share of our Series A1 Preferred Stock for the second quarter of 2023. The dividend will be payable as follows: $0.147500 per share to be paid on May 15, 2023 to Series A1 Preferred Stockholders of record on May 5, 2023; $0.147500 per share to be paid on June 15, 2023 to Series A1 Preferred Stockholders of record on June 5, 2023; and $0.147500 per share to be paid on July 17, 2023 to Series A1 Preferred Stockholders of record on July 5, 2023. For shares of Series A1 Preferred stock issued during the second quarter of 2023, the dividend will be prorated from the date of issuance, and the monthly dividend payments will reflect such proration, as applicable.
On April 4, 2023, we declared a quarterly cash dividend of $0.353125 per share of our Series D Preferred Stock for the second quarter of 2023. The dividend will be payable as follows: $0.117708 per share to be paid on May 15, 2023 to Series D Preferred Stockholders of record on May 5, 2023; $0.117708 per share to be paid on June 15, 2023 to Series D Preferred Stockholders of record on June 5, 2023; and $0.117708 per share to be paid on July 17, 2023 to Series D Preferred Stockholders of record on July 5, 2023.
Acquisitions
The following table details our acquisition activity during the three months ended March 31, 2023:

	Asset	Date of		Interest	Purchase
Property	Type	Acquisition	Units	Acquired	Price
					(in thousands)
Channel House	Multifamily	January 31, 2023	333	89.4%	$134,615
F3 Land Site	Multifamily	January 31, 2023	N/A	89.4%	$250
466 Water Street Land Site (1)	Multifamily	January 31, 2023	N/A	89.4%	$2,500
1150 Clay	Multifamily	March 28, 2023	288	98.1%	$145,500
4750 Wilshire Boulevard (2)(3)	Office / Multifamily	February 17, 2023	N/A	20.0%	$8,600
1902 Park Avenue (2)	Multifamily	February 28, 2023	75	50.0%	$6,626
_____________________
(1)Currently utilized as a surface parking lot
(2)Represents an unconsolidated joint venture investment.
(3)We sold 80% of our interest in 4750 Wilshire Boulevard (excluding a vacant land parcel which was not included in the sale) to third-party co-investors with whom we formed a joint venture. The remaining 20% interest represents our interest in the newly formed unconsolidated joint venture.

About the Data
Descriptions of certain performance measures, including Segment NOI, Cash NOI, FFO attributable to common stockholders, and Core FFO are provided below. Refer to the subsequent tables for reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure.
(1)Stabilized office portfolio: represents office properties where occupancy was not impacted by a redevelopment or repositioning during the period.
(2)Same-store properties: are properties that we have owned and operated in a consistent manner and reported in our consolidated results during the entire span of the periods being reported. We excluded from our same-store property set this quarter any properties (i) acquired on or after January 1, 2022; (ii) sold or otherwise removed from our consolidated financial statements on or before March 31, 2023; or (iii) that underwent a major repositioning project we believed significantly affected its results at any point during the period commencing on January 1, 2022 and ending on March 31, 2023. When determining our same-store properties as of March 31, 2023, one property was excluded pursuant to (i) and (iii) above and no properties were excluded pursuant to (ii) above.
(3)FFO attributable to common stockholders: represents net income (loss) attributable to common stockholders, computed in accordance with GAAP, which reflects the deduction of redeemable preferred stock dividends accumulated, excluding gain (or loss) from sales of real estate, impairment of real estate, and real estate depreciation and amortization. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (the “NAREIT”). See ‘Core FFO’ definition below for discussion of the benefits and limitations of FFO as a supplemental measure of operating performance.
(4)Core FFO attributable to common stockholders (“Core FFO”): represents FFO attributable to common stockholders (computed as described above), excluding gain (loss) on early extinguishment of debt, redeemable preferred stock deemed dividends, redeemable preferred stock redemptions, gain (loss) on termination of interest rate swaps, and transaction costs.

We believe that FFO is a widely recognized and appropriate measure of the performance of a REIT and that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In addition, we believe that Core FFO is a useful metric for securities analysts, investors and other interested parties in the evaluation of our Company as it excludes from FFO the effect of certain amounts that we believe are non-recurring, are non-operating in nature as they relate to the manner in which we finance our operations, or transactions outside of the ordinary course of business.
Like any metric, FFO and Core FFO should not be used as the only measure of our performance because it excludes depreciation and amortization and captures neither the changes in the value of our real estate properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, and Core FFO excludes amounts incurred in connection with non-recurring special projects, prepaying or defeasing our debt, repurchasing our preferred stock, and adjusting the carrying value of our preferred stock classified in temporary equity to its redemption value, all of which have real economic effect and could materially impact our operating results. Other REITs may not calculate FFO and Core FFO in the same manner as we do, or at all; accordingly, our FFO and Core FFO may not be comparable to the FFOs and Core FFOs of other REITs. Therefore, FFO and Core FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a supplement to or substitute measure for cash flows from operating activities computed in accordance with GAAP. FFO and Core FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO and Core FFO per share for the year-to-date period may differ from the sum of quarterly FFO and Core FFO per share amounts due to the required method for computing per share amounts for the respective periods. In addition, FFO and Core FFO per share is calculated independently for each component and may not be additive due to rounding.
(5)Segment NOI: for our real estate segments represents rental and other property income and expense reimbursements less property related expenses and excludes non-property income and expenses, interest expense, depreciation and amortization, corporate related general and administrative expenses, gain (loss) on sale of real estate, gain (loss) on early extinguishment of debt, impairment of real estate, transaction costs, and benefit (provision) for income taxes. For our lending segment, Segment NOI represents interest income net of interest expense and general overhead expenses. See ‘Cash NOI’ definition below for discussion of the benefits and limitations of Segment NOI as a supplemental measure of operating performance.
(6)Cash NOI: for our real estate segments, represents Segment NOI adjusted to exclude the effect of the straight lining of rents, acquired above/below market lease amortization and other adjustments required by generally accepted accounting principles (“GAAP”). For our lending segment, there is no distinction between Cash NOI and Segment NOI. We also evaluate the operating performance and financial results of our operating segments using cash basis NOI excluding lease termination income, or “Cash NOI excluding lease termination income”.
Segment NOI and Cash NOI are not measures of operating results or cash flows from operating activities as measured by GAAP and should not be considered alternatives to income from continuing operations, or to cash flows as a measure of liquidity, or as an indication of our performance or of our ability to pay dividends. Companies may not calculate Segment NOI or Cash NOI in the same manner. We consider Segment NOI and Cash NOI to be useful performance measures to investors and management because, when compared across periods, they reflect the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. Additionally, we believe that Cash NOI is helpful to investors because it eliminates straight line rent and other non-cash adjustments to revenue and expenses.
(7)Annualized rent per occupied square foot: represents gross monthly base rent under leases commenced as of the specified periods, multiplied by twelve. This amount reflects total cash rent before abatements. Where applicable, annualized rent has been grossed up by adding annualized expense reimbursements to base rent. Annualized rent for certain office properties includes rent attributable to retail.
(8)Monthly rent per occupied unit: Represents gross monthly base rent under leases commenced as of the specified period, divided by occupied units. This amount reflects total cash rent before concessions.

FORWARD-LOOKING STATEMENTS
This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), which are intended to be covered by the safe harbors created thereby. These statements include the plans and objectives of management for future operations, including plans and objectives relating to future growth of CMCT’s business and availability of funds. Such forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “project,” “target,” “expect,” “intend,” “might,” “believe,” “anticipate,” “estimate,” “could,” “would,” “continue,” “pursue,” “potential,” “forecast,” “seek,” “plan,” or “should,” or “goal” or the negative thereof or other variations or similar words or phrases. Such forward-looking statements also include, among others, statements about CMCT’s plans and objectives relating to future growth and outlook. Such forward-looking statements are based on particular assumptions that management of CMCT has made in light of its experience, as well as its perception of expected future developments and other factors that it believes are appropriate under the circumstances. Forward-looking statements are necessarily estimates reflecting the judgment of CMCT’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These risks and uncertainties include those associated with (i) the timing, form, and operational effects of CMCT’s development activities, (ii) the ability of CMCT to raise in place rents to existing market rents and to maintain or increase occupancy levels, (iii) fluctuations in market rents, (iv) the effects of inflation and higher interest rates on the operations and profitability of CMCT and (vii) general economic, market and other conditions. Additional important factors that could cause CMCT’s actual results to differ materially from CMCT’s expectations are discussed under the section “Risk Factors” in CMCT’s Annual Report on Form 10-K for the year ended December 31, 2022 and in CMCT’s Quarterly Report on Form 10-Q for the period ended March 31, 2023. The forward-looking statements included herein are based on current expectations and there can be no assurance that these expectations will be attained. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond CMCT’s control. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements expressed or implied herein, the inclusion of such information should not be regarded as a representation by CMCT or any other person that CMCT’s objectives and plans will be achieved. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made. CMCT does not undertake to update them to reflect changes that occur after the date they are made, except as may be required by applicable securities law.
For Creative Media & Community Trust Corporation
Media Relations:
Bill Mendel, 212-397-1030
bill@mendelcommunications.com
or
Shareholder Relations:
Steve Altebrando, 646-652-8473
shareholders@cimcommercial.com

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited and in thousands, except share and per share amounts)

	March 31, 2023	December 31, 2022
ASSETS
Investments in real estate, net	$715,850	$502,006
Investments in unconsolidated entities	28,375	12,381
Cash and cash equivalents	22,491	46,190
Restricted cash	24,342	11,290
Loans receivable, net	62,442	62,547
Accounts receivable, net	7,982	3,780
Deferred rent receivable and charges, net	33,894	37,543
Other intangible assets, net	27,591	4,461
Other assets	34,589	10,050
TOTAL ASSETS	$957,556	$690,248
LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY
LIABILITIES:
Debt, net	$520,748	$184,267
Accounts payable and accrued expenses	31,445	107,220
Intangible liabilities, net	234	20
Due to related parties	3,877	3,155
Other liabilities	15,737	17,856
Total liabilities	572,041	312,518
COMMITMENTS AND CONTINGENCIES (Note 15)
REDEEMABLE PREFERRED STOCK: Series A cumulative redeemable preferred stock, $0.001 par value; 35,246,719 shares authorized; 302,136 and 302,136 shares issued and outstanding, respectively, as of March 31, 2023 and 693,741 and 693,741 shares issued and outstanding, respectively, as of December 31, 2022; liquidation preference of $25.00 per share, subject to adjustment	6,833	15,697
EQUITY:
Series A cumulative redeemable preferred stock, $0.001 par value; 35,246,719 shares authorized; 8,518,202 and 7,764,921 shares issued and outstanding, respectively, as of March 31, 2023 and 8,126,597 and 7,565,349 shares issued and outstanding, respectively, as of December 31, 2022; liquidation preference of $25.00 per share, subject to adjustment	194,024	189,048
Series A1 cumulative redeemable preferred stock, $0.001 par value; 27,977,200 shares authorized; 6,998,510 and 6,975,710 shares issued and outstanding, respectively, as of March 31, 2023 and 5,966,077 and 5,956,147 shares issued and outstanding, respectively, as of December 31, 2022; liquidation preference of $25.00 per share, subject to adjustment	172,764	147,514
Series D cumulative redeemable preferred stock, $0.001 par value; 26,992,000 shares authorized; 56,857 and 48,857 shares issued and outstanding, respectively, as of March 31, 2023 and 56,857 and 48,857 shares issued and outstanding, respectively, as of December 31, 2022; liquidation preference of $25.00 per share, subject to adjustment	1,200	1,200
Common stock, $0.001 par value; 900,000,000 shares authorized; 22,737,853 shares issued and outstanding as of March 31, 2023 and 22,737,853 shares issued and outstanding as of December 31, 2022.	23	23
Additional paid-in capital	859,029	861,721
Distributions in excess of earnings	(853,108)	(837,846)
Total stockholders’ equity	373,932	361,660
Noncontrolling interests	4,750	373
Total equity	378,682	362,033
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY	$957,556	$690,248

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022
REVENUES:
Rental and other property income	$14,886	$14,096
Hotel income	10,923	7,404
Interest and other income	3,103	3,282
Total Revenues	28,912	24,782
EXPENSES:
Rental and other property operating	15,225	11,492
Asset management and other fees to related parties	720	921
Expense reimbursements to related parties—corporate	528	422
Expense reimbursements to related parties—lending segment	608	469
Interest	6,236	2,170
General and administrative	1,925	1,815
Transaction-related costs	3,360	—
Depreciation and amortization	9,502	5,004
Total Expenses	38,104	22,293
Income from unconsolidated entities	768	120
Gain on sale of real estate	1,104	—
(LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES	(7,320)	2,609
Provision for income taxes	256	307
NET (LOSS) INCOME	(7,576)	2,302
Net loss (income) attributable to noncontrolling interests	625	(5)
NET (LOSS) INCOME ATTRIBUTABLE TO THE COMPANY	(6,951)	2,297
Redeemable preferred stock dividends declared or accumulated	(5,391)	(5,018)
Redeemable preferred stock deemed dividends	—	(15)
Redeemable preferred stock redemptions	(373)	(75)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(12,715)	$(2,811)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS PER SHARE:
Basic	$(0.56)	$(0.12)
Diluted	$(0.56)	$(0.12)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	22,707	23,349
Diluted	22,707	23,351

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Funds from Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022
Numerator:
Net loss attributable to common stockholders	$(12,715)	$(2,811)
Depreciation and amortization	9,502	5,004
Noncontrolling interests’ proportionate share of depreciation and amortization	(477)
Gain on sale of real estate	(1,104)	—
FFO attributable to common stockholders	$(4,794)	$2,193
Redeemable preferred stock dividends declared on dilutive shares (a)	—	(1)
Diluted FFO attributable to common stockholders	$(4,794)	$2,192
Denominator:
Basic weighted average shares of common stock outstanding	22,707	23,349
Effect of dilutive securities—contingently issuable shares (a)	—	24
Diluted weighted average shares and common stock equivalents outstanding	22,707	23,373
FFO attributable to common stockholders per share:
Basic	$(0.21)	$0.09
Diluted	$(0.21)	$0.09
______________________
(a)For the three months ended March 31, 2023 and 2022, the effect of certain shares of redeemable preferred stock were excluded from the computation of diluted FFO attributable to common stockholders and the diluted weighted average shares and common stock equivalents outstanding as such inclusion would be anti-dilutive.

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Core Funds from Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022
Numerator:
Net loss attributable to common stockholders	$(12,715)	$(2,811)
Depreciation and amortization	9,502	5,004
Noncontrolling interests’ proportionate share of depreciation and amortization	(477)	—
Gain on sale of real estate	(1,104)	—
FFO attributable to common stockholders	$(4,794)	$2,193
Redeemable preferred stock redemptions	373	75
Redeemable preferred stock deemed dividends	—	15
Transaction-related costs	3,360	—
Noncontrolling interests’ proportionate share of transaction-related costs	(194)
Core FFO attributable to common stockholders	$(1,255)	$2,283
Redeemable preferred stock dividends declared on dilutive shares (a)	—	(1)
Diluted Core FFO attributable to common stockholders	$(1,255)	$2,282
Denominator:
Basic weighted average shares of common stock outstanding	22,707	23,349
Effect of dilutive securities-contingently issuable shares (a)	—	24
Diluted weighted average shares and common stock equivalents outstanding	22,707	23,373
Core FFO attributable to common stockholders per share:
Basic	$(0.06)	$0.10
Diluted	$(0.06)	$0.10
______________________
(a)For the three months ended March 31, 2023 and 2022, the effect of certain shares of redeemable preferred stock were excluded from the computation of diluted Core FFO attributable to common stockholders and the diluted weighted average shares and common stock equivalents outstanding as such inclusion would be anti-dilutive.

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Reconciliation of Net Operating Income
(Unaudited and in thousands)

	Three Months Ended March 31, 2023
	Same-Store Office	Non-Same-Store Office	Total Office	Hotel	Multi-family	Lending	Total

Cash net operating income excluding lease termination income	$7,495	$(83)	$7,412	$4,146	$908	$1,358	$13,824
Cash lease termination income	—	—	—	—	—	—	—
Cash net operating income (loss)	7,495	(83)	7,412	4,146	908	1,358	13,824
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	(603)	(9)	(612)	(1)	(233)	—	(846)
Segment net operating income (loss)	$6,892	$(92)	$6,800	$4,145	$675	$1,358	$12,978
Asset management and other fees to related parties							(720)
Expense reimbursements to related parties—corporate							(528)
Interest expense							(5,991)
General and administrative							(1,301)
Transaction-related costs							(3,360)
Depreciation and amortization							(9,502)
Gain on sale of real estate							1,104
Loss before provision for income taxes							(7,320)
Provision for income taxes							(256)
Net loss							(7,576)
Net loss attributable to noncontrolling interests							625
Net loss attributable to the Company							$(6,951)

	Three Months Ended March 31, 2022
	Same-Store Office	Non-Same-Store Office	Total Office	Hotel	Multi-family	Lending	Total

Cash net operating income excluding lease termination income	$7,743	$345	$8,088	$2,397	$—	$1,748	$12,233
Cash lease termination income	121	—	121	—	—	—	121
Cash net operating income	7,864	345	8,209	2,397	—	1,748	12,354
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	(204)	9	(195)	(3)	—	—	(198)
Straight line lease termination income	—	—	—	—	—	—	—
Segment net operating income (loss)	$7,660	$354	$8,014	$2,394	$—	$1,748	$12,156
Asset management and other fees to related parties							(921)
Expense reimbursements to related parties—corporate							(422)
Interest expense							(2,063)
General and administrative							(1,137)
Depreciation and amortization							(5,004)
Income before provision for income taxes							2,609
Provision for income taxes							(307)
Net income							2,302
Net income attributable to noncontrolling interests							(5)
Net income attributable to the Company							$2,297